EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

The following is a list of significant subsidiaries of the Registrant:
1	Parker Technology, Inc. (Oklahoma, U.S.A.) - 100% direct subsidiary.
2	Parker North America Operations, LLC (Nevada, U.S.A.) - 100% direct subsidiary.
3	Universal Rig Service LLC (Delaware, U.S.A.) - 100% direct subsidiary.
4	Parker Drilling Domestic Holding Company LLC (Delaware, U.S.A.) - 100% direct subsidiary.
5	Parker Drilling Management Services, Ltd. (Nevada, U.S.A.) - 100% indirect subsidiary - Parker North America Operations, LLC (100%).
6	Quail Tools, LLC (Oklahoma, U.S.A.) - 100% indirect subsidiary - PD Holdings Domestic Company S.a.r.l. (99.90%), PD GP Quail, LLC (0.01%).
7	Parker Drilling Company North America, Inc. (Nevada, U.S.A.) - 100% indirect subsidiary - Parker North America Operations, LLC (100%).
8	Parker Drilling Offshore USA, L.L.C. (Oklahoma, U.S.A.) - 100% indirect subsidiary - PD Holdings Domestic Company S.a.r.l. (99.90%),PD GP Offshore, LLC (0.01%).
9	Parker Drilling Offshore Company, LLC (Nevada, U.S.A.) - 100% indirect subsidiary - Parker North America Operations, LLC (100%).
10	Parker Drilling Arctic Operating, LLC (Delaware, U.S.A.) - 100% indirect subsidiary - PD Holdings Domestic Company S.a.r.l. (99.90%), PD GP Arctic, LLC (0.01%).
11	2M-TEK, Inc. (Louisiana, U.S.A.) - 100% indirect subsidiary - Parker Drilling Offshore Company, LLC (100%).
12	Parker Drilling Company Kuwait Limited (Bahamas) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
13	Parker Drilling Company International Limited (Nevada, U.S.A.) - 100% indirect subsidiary - Parker Drilling Eurasia, Inc. (100%).
14	Parker Drilling Company of Sakhalin (Russia) - 100% indirect subsidiary - Parker Drilling Netherlands B.V. (100%).
15	Parker Drilling (Kazakstan), LLC (Delaware, U.S.A.) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
16	Parker Drilling Company of New Guinea, LLC (Delaware, U.S.A.) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
17	Parker Drilling de Mexico, S. de R.L. de C.V. (Mexico) - 100% indirect subsidiary - Parker Drilling Company of Mexico, LLC (2%), Parker Drilling Offshore Company, LLC (98%).
18	Parker Drilling Offshore International, Inc. (Cayman Islands) - 100% indirect subsidiary - Parker Drilling Offshore Company, LLC (100%).
19	Parker Drillsource LLC (Delaware, U.S.A.) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
20	PD International Holdings, C.V. (Netherlands) - 100% indirect subsidiary - Parker Rigsource, LLC (0.04%), International Tubular Services Limited (99.96%).
21	Parker Drilling Dutch B.V. (Netherlands) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
22	PD Selective Holdings C.V. (Netherlands) - 100% indirect subsidiary - Parker 3source, LLC (00.03%),PD Selective, LLC (99.97%).
23	Parker Hungary Rig Holdings Limited Liability Company (Hungary) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
24	Parker Drilling AME Limited (Cayman Islands) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
25	Parker Drilling Overseas B.V. (Netherlands) - 100% indirect subsidiary - Parker Drilling Netherlands B.V. (100%).
26	Parker Drilling Netherlands B.V. (Netherlands) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
27	Parker Drilling International B.V. (Netherlands) - 100% indirect subsidiary - Parker Drilling Netherlands B.V. (100%).
28	Parker Drilling Russia B.V. (Netherlands) - 100% indirect subsidiary - Parker Drilling Netherlands B.V. (100%).
29	Parker Drilling Eurasia, Inc. (Delaware, U.S.A.) - 100% indirect subsidiary - Parker North America Operations, LLC (100%).
30	Parker Drilling Pacific Rim, Inc. (Delaware, U.S.A.) - 100% indirect subsidiary - Parker North America Operations, LLC (100%).
31	Parker Central Europe Rig Holdings LLC (Hungary) - 100% indirect subsidiary - Parker International Holding Kft. (100%).
32	Primorsky Drill Rig Services B.V. (Netherlands) - 100% indirect subsidiary - Parker Drilling Netherlands B.V. (100%).

33	Parker Drilling Canada Company (Nova Scotia, Canada) - 100% indirect subsidiary - Parker International Holding, Kft. (100%).
34	PD Holdings Domestic Company S.a.r.l. (Luxembourg) - 100% indirect subsidiary - Parker North America Operations, LLC (100%).
35	Parker International Holding, Kft. (Hungary) - 100% indirect subsidiary - PD ITS, LLC (33.33%), PD Dutch, LLC (33.33%), PD Selective Holdings, C.V. (33.33%).
36	PD ITS, LLC (Delaware, U.S.A.) - 100% indirect subsidiary - Parker Drilling Pacific Rim, Inc. (100%).
37	Parker Dalnevostockny Drilling Services, LLC (Russia)- 100% indirect subsidiary - Parker Drilling Netherlands B.V. (49%), Parker Drilling Company of Sakhalin (51%).
38	International Tubular Services Limited (Scotland, U.K.) - 100% indirect subsidiary - Parker International Holding, Kft. (100%).
39	ITS Netherlands B.V. (Netherlands) - 100% indirect subsidiary - International Tubular Services Limited (100%).
40	ITS Energy Services Limited (Trinidad) - 100% indirect subsidiary - International Tubular Services Limited (100%).
41	ITS Arabia Limited (Saudi Arabia) - 100% indirect subsidiary - PD International Holdings C.V. (70%),ITS Egypt Holdings 1, Ltd. (30%).
42	ITS Energy Services (Cayman Islands) - 100% indirect subsidiary - Parker International Holding, Kft. (100%).
43	International Tubular Services de Mexico, S. de R.I. de C.V. (Mexico) - 100% indirect subsidiary - International Tubular Services Limited (99.74%), ITS Egypt Holdings 2, Ltd. (0.26%).
44	ITS Energy Services (Asia Pacific) PTE LTD (Singapore) - 100% indirect subsidiary - ITS Energy Services PTE Ltd (100%).
45	International Tubular Services Middle East, WLL (U.A.E.) - 100% indirect subsidiary - 3rd Party Saleem Abdulla Salem Saeed Al Shamnisi (51%),International Tubulars FZE (49%).
46	Technology Specialists for Tubes Manufacturing & General Services, LLC (Iraq) - 100% indirect subsidiary - International Tubulars FZE (100%).
47	International Tubulars FZE (U.A.E.) - 100% indirect subsidiary - International Tubular Services Limited (100%).

Note: Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.